UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

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PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2023

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ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on a Current Report on Form 8-K filed on July 24, 2023, with the Securities and Exchange Commission (the “SEC” or the “Commission”), on July 19, 2023, Adamis Pharmaceuticals Corporation (the “Company”) entered into a purchase and sale agreement (the “Agreement”) to sell the building and real property located in Conway, Arkansas, formerly utilized by the Company’s discontinued compounding pharmacy business, to FarmaKeio Pharmacy Network, LLC, a Texas limited liability company ("Purchaser"), an unaffiliated third party. The Company also entered into a related agreement to sell to the Purchaser certain personal property assets and equipment located at the building and real property as well as certain related intellectual property assets. On July 25, 2023, the closing of the transactions contemplated by the Agreement occurred and we sold the building, real property, personal property, equipment and related assets. The total aggregate consideration for the sale of the real property and other assets was $2,000,000, before commissions, fees and closing costs estimated at approximately $232,700. The Agreement includes a number customary provisions addressing matters such as title and title insurance, closing deliverables, representations and warranties of the Company and the Purchaser, survival of the Company’s representations and warranties for a period of time after the closing, indemnification by the Company of the Purchaser for breach of the Company’s representations, warranties and covenants in the Agreement and relating to the property, liability limitations, and other matters.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or operations, including, but not limited to: the amount of estimated commissions, fees and closing costs payable by the Company pursuant to the agreements described above; and estimates of costs and liabilities associated with the transactions described above. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results, the timing of events, and costs, expenses, charges and liabilities associated with the transactions described in this Current Report may differ materially from those anticipated by such forward-looking statements. Certain other risks relating to the Company’s business, financial conditions and prospects, are described in the Company’s other filings from time to time with the Securities and Exchange Commission, including the risk factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which the Company strongly urges you to read and consider and all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Such forward-looking statements speak only as of the date of this Current Report, and except to the extent otherwise required by law, the Company undertakes no duty or obligation, and expressly disclaims any obligation, to update any forward-looking statements contained in this Current Report as a result of new information, future events or changes in its expectations.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement. */+ (Incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 24, 2023)
2.2	Sales Agreement. * (Incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 24, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

+ Certain marked information has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 31, 2023	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	President